Exhibit 99.1

B&G Foods Announces Pricing of Public Offering of Senior Notes

PARSIPPANY, N.J., January 11, 2010 — B&G Foods, Inc. (NYSE: BGS), a manufacturer and distributor of high quality, shelf-stable foods, announced today the pricing of a registered public offering of $350.0 million aggregate principal amount of 7.625% senior notes due 2018 at a price to the public of 99.271% of their face value.  The notes will be guaranteed on a senior unsecured basis by certain subsidiaries of B&G Foods.

B&G Foods estimates that the net proceeds from the offering will be approximately $339.2 million after deducting underwriting discounts and commissions and other fees and expenses related to the offering.  B&G Foods intends to use the net proceeds from the offering to purchase all $240.0 million principal amount of its existing 8% senior notes due 2011 and all $69.5 million principal amount of its existing 12% senior subordinated notes due 2016 and to pay premiums, fees and expenses related to retirement of the existing notes that are tendered in the tender offers commenced on January 8, 2010 in connection with the offering.  B&G Foods will use any remaining net proceeds to call for redemption any existing notes not tendered in the tender offers, and for general corporate purposes, including, the acquisition of assets used or useful in, or the equity of an entity engaged in our business or a related business.

Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Banc of America Securities LLC and Goldman, Sachs & Co. are acting as joint-book running managers, and RBC Capital Markets Corporation is acting as a co-manager.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offering is being made only by means of a prospectus and the related prospectus supplement included as part of an effective shelf registration statement previously filed with the Securities and the Exchange Commission.

Interested persons may obtain copies of the prospectus and the related final prospectus supplement from Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010; Barclays Capital Inc., c/o Broadridge Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717; or BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attention: Prospectus Department.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico.  B&G Foods’ products include hot cereals, fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles, peppers and other specialty food products.  B&G Foods competes in the retail grocery, food service, specialty, private label, club and mass merchandiser channels of distribution. Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Cream of Rice, Cream of Wheat, Emeril’s, Grandma’s Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, Sa-són, Trappey’s, Underwood, Vermont Maid and Wright’s.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2008 filed on March 5, 2009.  B&G Foods’ undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Don Duffy 866-211-8151	Media Relations: ICR, Inc. Matt Lindberg 203-682-8214